Exhibit 99.1

14 Lafayette Square, Suite 1405 ● Buffalo, New York 14203

FOR IMMEDIATE RELEASE

Rand Capital Reports Third Quarter 2025 Results

●	Total investment income was $1.6 million, a decrease from the prior-year period, primarily due to portfolio repayments and a slowdown in deal originations
●	Net investment income was $993,000, or $0.33 per share, compared with $887,000, or $0.34 per share, in third quarter of 2024
●	Received $8.3 million in loan repayments and funded $2.9 million in new and follow-on investments during the third quarter
●	Ended the quarter with nearly $28 million in total liquidity and no debt outstanding
●	Paid a quarterly dividend of $0.29 per share for the third quarter of 2025

BUFFALO, NY, November 7, 2025 – Rand Capital Corporation (Nasdaq: RAND) (“Rand” or the “Company”), a business development company providing alternative financing for lower middle market companies, announced its results for the third quarter ended September 30, 2025.

“Our third quarter results highlight both the headwinds we are navigating and the resilience of our business model. While investment income was pressured by loan repayments, we delivered higher net investment income and maintained disciplined expense control,” said Daniel P. Penberthy, President and Chief Executive Officer of Rand. “We remain patient and consistent in evaluating opportunities and executing on our strategy, even as new deal origination remains slow. Importantly, we have preserved a strong liquidity position with no outstanding borrowings, which provides the flexibility to deploy capital when market conditions improve. Looking ahead, we believe anticipated interest rate reductions could help stimulate deal originations, and we believe we are well positioned to capitalize with a lower cost of capital once we put our cash balance to work. We remain confident in our ability to drive long-term value for shareholders through prudent investment and active portfolio management.”

Third Quarter Highlights (compared with the prior-year period unless otherwise noted)

●	Total investment income was $1.6 million, a decrease of $639,000, or 29%, compared with the same period last year. The change was primarily driven by a 27% reduction in interest income from portfolio companies, reflecting the repayment of seven debt instruments over the past year. Lower dividend and fee income also contributed to the year-over-year decrease. Amid recent economic uncertainty, more portfolio companies elected to make payment-in-kind (PIK) interest payments, increasing loan balances rather than paying cash. As a result, $617,000, or 39% of total investment income, was attributable to non-cash PIK interest in the third quarter of 2025, compared with 24% in the prior-year period.

●	Total expenses were $596,000 compared with $1.3 million in the same period last year. This decrease was primarily driven by a $313,000 reduction in capital gains incentive fee expense, and a $220,000 decline in interest expense, reflecting lower average outstanding debt balances. Base management fees also declined by $125,000, and income based incentive fees were down $112,000, due to portfolio company principal repayments and valuation adjustments.

Rand Capital Reports Third Quarter 2025 Results November 7, 2025 Page 2 of 7

●	Adjusted expenses, which exclude capital gains incentive fees, and is a non-GAAP financial measure, were $596,000 compared with $1.0 million in the third quarter of 2024. See the attached description of this non-GAAP financial measure and reconciliation table for adjusted expenses.

●	Net investment income increased to $993,000, or $0.33 per share, compared with $887,000, or $0.34 per share, in the third quarter of 2024. The per-share amount for the third quarter of 2025 was calculated based on 2,969,814 weighted average shares outstanding, reflecting the increase in shares outstanding following the fourth quarter 2024 dividend, which was distributed in the first quarter of 2025 and partially paid in common stock. This compared with 2,581,021 weighted average shares outstanding for the third quarter of 2024. Adjusted net investment income per share, a non-GAAP financial measure, which excludes the capital gains incentive fee, was $0.33 per share, compared with $0.46 per share in last year’s third quarter. See the attached description of this non-GAAP financial measure and reconciliation table for adjusted net investment income per share.

Portfolio and Investment Activity

As of September 30, 2025, Rand’s investment portfolio had a fair value of $44.3 million across 19 portfolio companies, representing a decrease of $26.5 million, or 37%, from December 31, 2024. The decline was driven primarily by portfolio company loan repayments and valuation adjustments across multiple holdings. At quarter-end, the portfolio was comprised of approximately 83% debt investments and 17% equity investments. The annualized weighted average yield on debt investments, including PIK interest, was 12.2% compared with 13.8% at year-end 2024.

Third Quarter 2025:

●	New Investment: Invested $2.5 million in BlackJet Direct Marketing, LLC (BlackJet), consisting of a $2.25 million term loan at 14% plus 1% PIK interest and a $250,000 equity investment. Headquartered in Mountain Top, PA, BlackJet is a direct mail marketing agency serving the travel/tourism, home services, and legal services sectors.

●	Follow-On Funding: Provided an additional $400,000 debt investment to BMP Food Service Supply Holdco, LLC (FSS). Rand’s total debt and equity investment in FSS had a fair value of $4.3 million at quarter-end, reflecting recent valuation adjustments. FSS specializes in design, distribution, and installation services for commercial kitchen renovations and new builds.

●	Repayments: Received $7.6 million in principal repayment from Seybert’s Billiards Corporation, with Rand’s remaining equity investment valued at $500,000 at quarter-end.

●	Exit: Recognized a $2.9 million realized loss on the investment in Tilson Technology Management, Inc. following its Chapter 11 filing and asset sale. Rand maintains a separate equity investment in SQF Holdco LLC, an affiliated entity not included in Tilson’s bankruptcy proceedings, with a cost basis of $250,000 and fair value of $2.0 million as of September 30, 2025.

●	Exit: Exited Lumious investment with repayment of $713,000 in loan principal and recognition of a $77,000 realized loss.

Liquidity and Capital Resources

Rand closed the quarter with $9.5 million in cash, a significant increase from $835,000 at year-end 2024. As of September 30, 2025, the Company had no outstanding borrowings under its senior secured revolving credit facility, leaving $18.3 million of available capacity. The facility, which matures in 2027, permits up to $25 million in borrowings subject to compliance with borrowing conditions and portfolio eligibility requirements.

The Company did not repurchase any outstanding common stock during the third quarter of 2025.

Rand Capital Reports Third Quarter 2025 Results November 7, 2025 Page 3 of 7

Dividends

On July 28, 2025, Rand declared its regular quarterly cash dividend distribution of $0.29 per share. The cash dividend was paid during the third quarter to shareholders of record as of August 29, 2025. Rand’s fourth quarter dividend announcement is expected in early December.

Webcast and Conference Call

Rand will host a conference call and webcast on Friday, November 7, 2025, at 10:00 a.m. Eastern Time, to review its financial results. The review will be accompanied by a slide presentation, which will be available on Rand’s website at www.randcapital.com in the “Investor Relations” section. Rand’s conference call can be accessed by calling (201) 689-8263. Alternatively, the webcast can be monitored on Rand’s website at www.randcapital.com under “Investors” where the replay will also be available.

A telephonic replay will be available from 2:00 p.m. ET on the day of the call through Friday, November 21, 2025. To listen to the archived call, dial (412) 317-6671 and enter replay pin 13755928. A transcript of the call will also be posted once available.

ABOUT RAND CAPITAL

Rand Capital Corporation (Nasdaq: RAND) is an externally managed business development company (BDC). The Company’s investment objective is to maximize total return to its shareholders with current income and capital appreciation by focusing its debt and related equity investments in privately-held, lower middle market companies with committed and experienced managements in a broad variety of industries. Rand primarily invests in businesses that have sustainable, differentiated and market-proven products, revenue of more than $10 million and EBITDA in excess of $1.5 million. The Company’s investment activities are managed by its external investment adviser, Rand Capital Management, LLC. Additional information can be found at the Company’s website where it regularly posts information: randcapital.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than historical facts, including but not limited to statements regarding the strategy of the Company and its outlook; statements regarding the implementation of the Company’s strategy and the growth of its dividend; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) evolving legal, regulatory and tax regimes; (2) changes in general economic and/or industry specific conditions; and (3) other risk factors as detailed from time to time in Rand’s reports filed with the Securities and Exchange Commission (“SEC”), including Rand’s annual report on Form 10-K for the year ended December 31, 2024, quarterly reports on Form 10-Q, and other documents filed with the SEC. Consequently, such forward-looking statements should be regarded as Rand’s current plans, estimates and beliefs. Except as required by applicable law, Rand assumes no obligation to update the forward-looking information contained in this release.

Contacts:

Company:	Investors:

Daniel P. Penberthy	Craig P. Mychajluk / Deborah K. Pawlowski
President and CEO	Alliance Advisors IR
716.853.0802	716-843-3832 / 716-843-3908
dpenberthy@randcapital.com	cmychajluk@allianceadvisors.com dpawlowski@allianceadvisors.com

FINANCIAL TABLES FOLLOW

Rand Capital Reports Third Quarter 2025 Results November 7, 2025 Page 4 of 7

Rand Capital Corporation and Subsidiaries

Consolidated Statements of Financial Position

	September 30, 2025 (Unaudited)	December 31, 2024
ASSETS
Investments at fair value:
Control investments (cost of $6,563,940 and $6,188,940, respectively)	$2,000,000	$2,500,000
Affiliate investments (cost of $37,470,374 and $42,488,804, respectively)	33,155,868	51,668,144
Non-Control/Non-Affiliate investments (cost of $9,501,053 and $19,442,491, respectively)	9,175,004	16,649,897
Total investments, at fair value (cost of $53,535,367 and $68,120,235, respectively)	44,330,872	70,818,041
Cash	9,490,747	834,805
Interest receivable (net of allowance of $25,337 and $0, respectively)	183,737	357,530
Prepaid income taxes	343,689	329,365
Deferred tax asset, net	116,889	2,161
Other assets	113,854	115,531
Total assets	$54,579,788	$72,457,433
LIABILITIES AND STOCKHOLDERS’ EQUITY (NET ASSETS)
Liabilities:
Due to investment adviser	$527,225	$2,182,846
Accounts payable and accrued expenses	64,976	92,568
Line of credit	—	600,000
Capital gains incentive fees	—	1,565,000
Deferred revenue	366,073	516,441
Dividend payable	—	2,168,058
Total liabilities	958,274	7,124,913

Stockholders’ equity (net assets):
Common stock, $0.10 par; shares authorized 100,000,000; shares issued: 3,037,709 at 9/30/25 and 2,648,916 at 12/31/24; shares outstanding: 2,969,814 at 9/30/25 and 2,581,021 at 12/31/24	303,771	264,892
Capital in excess of par value	64,051,504	55,419,620
Stock dividends distributable: 0 shares at 9/30/25 and 388,793 shares at 12/31/24	—	8,672,231
Treasury stock, at cost: 67,895 shares at 9/30/25 and 12/31/24	(1,566,605)	(1,566,605)
Total distributable earnings	(9,167,156)	2,542,382
Total stockholders’ equity (net assets) (per share – 9/30/25: $18.06; 12/31/24: $25.31)	53,621,514	65,332,520
Total liabilities and stockholders’ equity (net assets)	$54,579,788	$72,457,433

Rand Capital Reports Third Quarter 2025 Results November 7, 2025 Page 5 of 7

Rand Capital Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three months ended September 30, 2025	Three months ended September 30, 2024	Nine months ended September 30, 2025	Nine months ended September 30, 2024
Investment income:
Interest from portfolio companies:
Control investments	$13,417	$164,167	$26,396	$550,535
Affiliate investments	1,177,248	1,164,525	3,724,896	3,522,726
Non-Control/Non-Affiliate investments	234,469	616,903	865,570	1,681,209
Total interest from portfolio companies	1,425,134	1,945,595	4,616,862	5,754,470
Interest from other investments:
Non-Control/Non-Affiliate investments	73,488	113	120,427	2,171
Total interest from other investments	73,488	113	120,427	2,171
Dividend and other investment income:
Affiliate investments	—	13,125	13,125	39,375
Non-Control/Non-Affiliate investments	—	44,000	—	242,760
Total dividend and other investment income	—	57,125	13,125	282,135
Fee income:
Control investments	4,515	4,515	13,547	13,547
Affiliate investments	72,714	202,834	247,360	331,369
Non-Control/Non-Affiliate investments	3,772	8,272	178,503	38,130
Total fee income	81,001	215,621	439,410	383,046
Total investment income	1,579,623	2,218,454	5,189,824	6,421,822
Expenses:
Base management fee	184,382	309,265	654,239	934,532
Income based incentive fees	66,505	178,218	186,178	178,218
Capital gains incentive fees	—	313,000	(1,565,000)	2,066,300
Interest expense	25,416	245,006	87,319	1,028,198
Professional fees	133,415	113,168	484,277	436,935
Stockholders and office operating	59,398	57,869	253,510	209,564
Directors’ fees	66,550	66,550	196,950	196,950
Administrative fees	50,250	40,000	149,250	118,167
Insurance	8,250	10,467	31,386	33,891
Corporate development	2,037	387	6,538	10,813
Bad debt expense	—	—	38,462	—
Total expenses	596,203	1,333,930	523,109	5,213,568
Net investment income before income taxes:	983,420	884,524	4,666,715	1,208,254
Income tax benefit	(9,159)	(2,511)	(22,213)	(1,171)
Net investment income	992,579	887,035	4,688,928	1,209,425
Net realized (loss) gain on sales and dispositions of investments:
Affiliate investments	(2,850,015)	6,980,728	(1,924,658)	6,148,837
Non-Control/Non-Affiliate investments	(77,314)	249,354	(77,339)	4,959,445
Net realized (loss) gain on sales and dispositions of investments	(2,927,329)	7,230,082	(2,001,997)	11,108,282
Net change in unrealized appreciation/depreciation on investments:
Control investments	—	—	(875,000)	—
Affiliate investments	(481,647)	(5,153,166)	(11,027,301)	3,596,779
Non-Control/Non-Affiliate investments	189,944	(512,375)	—	(4,373,590)
Change in unrealized appreciation/depreciation before income taxes	(291,703)	(5,665,541)	(11,902,301)	(776,811)
Deferred income tax expense (benefit)	4,741	(184,940)	(89,469)	(232,774)
Net change in unrealized appreciation/depreciation on investments	(296,444)	(5,480,601)	(11,812,832)	(544,037)
Net realized and unrealized (loss) gain on investments	(3,223,773)	1,749,481	(13,814,829)	10,564,245
Net (decrease) increase in net assets from operations	$(2,231,194)	$2,636,516	$(9,125,901)	$11,773,670
Weighted average shares outstanding	2,969,814	2,581,021	2,936,938	2,581,021
Basic and diluted net (decrease) increase in net assets from operations per share	$(0.75)	$1.02	$(3.11)	$4.56

Rand Capital Reports Third Quarter 2025 Results November 7, 2025 Page 6 of 7

Rand Capital Corporation and Subsidiaries

Consolidated Statements of Changes in Net Assets

(Unaudited)

	Three months ended September 30, 2025	Three months ended September 30, 2024	Nine months ended September 30, 2025	Nine months ended September 30, 2024
Net assets at beginning of period	$56,713,954	$68,558,616	$65,332,520	$60,815,213
Net investment income	992,579	887,035	4,688,928	1,209,425
Net realized (loss) gain on sales and dispositions of investments	(2,927,329)	7,230,082	(2,001,997)	11,108,282
Net change in unrealized appreciation/depreciation on investments	(296,444)	(5,480,601)	(11,812,832)	(544,037)
Net (decrease) increase in net assets from operations	(2,231,194)	2,636,516	(9,125,901)	11,773,670
Declaration of dividend	(861,246)	(748,496)	(2,585,105)	(2,142,247)
Net assets at end of period	$53,621,514	$70,446,636	$53,621,514	$70,446,636

Rand Capital Reports Third Quarter 2025 Results November 7, 2025 Page 7 of 7

Rand Capital Corporation and Subsidiaries

Reconciliation of GAAP Total Expense to Non-GAAP Adjusted Expenses

(Unaudited)

In addition to reporting total expenses, which is a U.S. generally accepted accounting principle (“GAAP”) financial measure, Rand presents adjusted expenses, which is a non-GAAP financial measure. Adjusted expenses is defined as GAAP total expenses removing the effect of any expenses/(credits) for capital gains incentive fees accrual. GAAP total expenses is the most directly comparable GAAP financial measure. Rand believes that adjusted expenses provides useful information to investors regarding financial performance because it is a method the Company uses to measure its financial and business trends related to its results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

	Three months ended September 30, 2025	Three months ended September 30, 2024	Nine months ended September 30, 2025	Nine months ended September 30, 2024

Total expenses	$596,203	$1,333,930	$523,109	$5,213,568
Exclude expenses (credits) for capital gains incentive fees	-	313,000	(1,565,000)	2,066,300
Adjusted total expenses	$596,203	$1,020,930	$2,088,109	$3,147,268

Reconciliation of GAAP Net Investment Income per Share to

Adjusted Net Investment Income per Share

(Unaudited)

In addition to reporting Net Investment Income per Share, which is a GAAP financial measure, the Company presents Adjusted Net Investment Income per Share, which is a non-GAAP financial measure. Adjusted Net Investment Income per Share is defined as GAAP Net Investment Income per Share removing the effect of any expenses/(credits) for capital gains incentive fees. GAAP Net Investment Income per Share is the most directly comparable GAAP financial measure. Rand believes that Adjusted Net Investment Income per Share provides useful information to investors regarding financial performance because it is a method the Company uses to measure its financial and business trends related to its results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

The per share amounts for the three and nine months ended September 30, 2025 were computed using 2,969,814 and 2,936,938 weighted average shares outstanding, respectively, reflecting a higher number of shares outstanding following the fourth quarter 2024 dividend, which was paid in part using shares of common stock. This compared with 2,581,021 weighted average shares outstanding for the three and nine months ended September 30, 2024.

	Three months ended September 30, 2025	Three months ended September 30, 2024	Nine months ended September 30, 2025	Nine months ended September 30, 2024

Net investment income per share	$0.33	$0.34	$1.60	$0.47
Exclude expenses (credits) for capital gains incentive fees per share	-	0.12	(0.54)	0.80
Adjusted net investment income per share	$0.33	$0.46	$1.06	$1.27

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